Exhibit 10.1

VELOCITY HOLDCO III INC.

BOLT HOLDINGS LLC

c/o CVC Capital Partners Advisory (U.S.), Inc.

712 Fifth Avenue, 43rd Floor

New York, NY 10019

March 22, 2018

Actua Corporation

Actua Holdings, Inc.

555 E. Lancaster Avenue, Suite 640

Radnor, PA 19087

Attn:    Suzanne Niemeyer

    Scott Powers

Email:  suzanne@actua.com

    scott@actua.com

Via Electronic Mail

Dear Suzanne and Scott:

Reference is made to that certain Membership Interest Purchase Agreement by and among Actua Corporation (“Parent”), Actua Holdings, Inc. (“Seller”), Velocity Holdco III Inc. (f/k/a Arsenal Buyer Inc.) (“Buyer”), and Bolt Holdings LLC (f/k/a Arsenal Acquisition Holdings, LLC) (the “Company”), dated as of September 23, 2017 (the “Purchase Agreement”), pursuant to which Buyer acquired all of the issued and outstanding equity interests of the Company from Seller. To the extent not otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 11.03 of the Purchase Agreement, the Purchase Agreement (including the Bolt Schedule thereto) may be amended at any time, but only if such amendment is in writing and is signed by each party to the Purchase Agreement.

Parent, Seller, Buyer and the Company hereby agree that, notwithstanding anything to the contrary set forth in the Purchase Agreement or the Bolt Schedule thereto, the defined term “Bolt Sale Deadline” shall mean March 30, 2018 (and not March 23, 2018).

This letter agreement is the complete and exclusive agreement among Parent, Seller, Buyer and the Company relating to the subject matter hereof, and supersedes all prior understandings, communications, or representations, either oral or written, between or among them relating to the subject matter hereof. The parties hereto agree that the Purchase Agreement, as amended hereby, shall continue in full force and effect and shall otherwise remain unchanged and that all references to the Purchase Agreement (or the Bolt Schedule thereto) in any applicable documents, agreement or instrument shall be deemed to refer to the Purchase Agreement (or the Bolt Schedule thereto) as amended hereby. This letter agreement shall inure to the benefit of and be binding upon the respective successors and assigns of Parent, Seller, Buyer and the Company, which by their signatures below acknowledge and accept the terms of this letter agreement. This letter agreement shall be construed in accordance with the substantive laws of the State of Delaware without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

[Signatures follow]

Sincerely yours,

VELOCITY HOLDCO III INC.

By:	/s/ Aaron Dupuis
Name: Aaron Dupuis
Title:	President

BOLT HOLDINGS LLC

By:	/s/ Aaron Dupuis
Name:	Aaron Dupuis
Title:	President

Acknowledged and agreed:

ACTUA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	General Counsel

ACTUA HOLDINGS, INC.

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	General Counsel

CC:	Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attn:    Henry Nassau, Esq.

      Stephen Leitzell, Esq.

Email: henry.nassau@dechert.com

      stephen.leitzell@dechert.com

[Letter Agreement Signature Page – Amendment of MIPA – Extension of Bolt Sale Deadline]